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                                                                   EXHIBIT 10.44

                                                            EMPLOYMENT AGREEMENT
                                         dated as of February __ , 2005, between
                                         GREENFIELD ONLINE, INC., a Delaware
                                         corporation (the "Company"), and LANCE
                                         SUDER(the "EXECUTIVE").

            The Company and its subsidiaries are engaged in the business (the "SUBJECT BUSINESS") of providing marketing research data collection services over the Internet and online marketing services (the Company and its subsidiaries, now existing or hereafter acquired or created are collectively referred to as the "GREENFIELD ENTITIES"). The Executive has experience in the field of senior level corporate management as well as experience within the online marketing research industry and the online marketing industry, which experience is valuable to the Subject Business and the Greenfield Entities and the Company desires to employ and the Executive desires to be employed as the Company's Senior Vice President of West Coast Operations.

            The Executive and the Company desire to enter into this Employment Agreement to set forth the terms governing the Executive's employment as well as to provide adequate and reasonable protection for the Greenfield Entities' legitimate business interest of safeguarding their trade secrets, confidential information and customer and employee relationships.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. CONSIDERATION. Executive recognizes and agrees that immediately prior to the execution of this Agreement he was an employee pursuant to a Five (5) year contract with Zing Wireless, Inc., ("ZING", now a wholly owned subsidiary of the Company), that was terminable by Zing only for cause. Executive agrees that good and valuable consideration exists to support the execution and enforcement of this Agreement including, but not limited to his offer of employment with the Company following the merger of Zing with the Company, and the grant of Options as provided herein.

SECTION 2. EMPLOYMENT.

            The Company shall employ the Executive, and the Executive accepts employment with the Company, as an at-will employee upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date (as defined in Section 13(i) and ending on the period ending one year following the Effective Date (the "EMPLOYMENT PERIOD"), unless extended after the Effective Date by written agreement of the parties. AS AN EMPLOYEE-AT-WILL, EXECUTIVE MAY BE TERMINATED BY COMPANY AT ANY TIME WITH OR WITHOUT CAUSE OR ADVANCE NOTICE, SUBJECT TO THE SEVERANCE REQUIREMENTS IN SECTION 6.

SECTION 3. BASE SALARY, BONUS AND BENEFITS.

            (a) During the first year of the Employment Period, the Executive's base salary shall be no less than $200,000 per annum. (the "BASE SALARY"). During the first year of employment under this Agreement, Executive's Base Salary may be reviewed by the Company's

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Compensation Committee for upward adjustment. After the first year of employment under this Agreement, Executive's Base Salary shall be reviewed for upward or downward adjustment as determined by the Compensation Committee. Subject to the contents herein Base Salary shall be payable in equal Monthly or Bi-Monthly installments. In addition, during the Employment Period, the Executive shall be entitled to (i) participate in all employee benefit programs and published bonus programs for which other similarly situated executives of Company are generally eligible, (ii) participate in all group insurance plans, including, but not limited to health insurance plans, available generally to other similarly situated executives of Company, and (iii) receive such paid or unpaid leave benefits for which other similarly situated executives of Company are generally eligible, and/or as provided for in section (b) hereinafter.

            (b) Executive is hereby granted three (3) Weeks vacation during each year of this contract, pro-rated for partial years of employment, to be taken by him at such times and dates, and in such number of consecutive days as may be reasonably agreed to between himself and the CEO of the Company in light of the business needs of the Company. Notwithstanding the foregoing, if Executive meets 100% of his variable compensation plan for 2005, he will be entitled to receive an extra week of vacation in the second year of this Agreement.

            (c) In addition to the Base Salary and benefits set forth in paragraph (a) above, during the employment period the Executive shall be entitled to participate in Company's 2005 Executive Compensation Plan as described in Schedule A, attached hereto.

            (d) Company will grant the Executive options (the "OPTIONS") to purchase 50,000 shares of Company's Common Stock, or such other similar equity incentive permissible under the Greenfield Online 2004 Equity Incentive Plan (the "PLAN"). This grant is subject to the approval by Greenfield's stockholders, at the 2005 annual meeting thereof, of an increase in the number of shares available for grant under the Plan, sufficient to cover these grants, when taken into account together with all other grants committed to by Company on a similar contingent basis. The Option strike price will be equal to the fair market value of the underlying common stock on the date of issuance (which shall be as soon as practicable after such increase), with reference to the closing sale price for the Common Stock (or the closing bid, if no sale was reported) as quoted on the NASDAQ National Market (or the exchange or market with the greatest volume of trading in the Common Stock), as reported in The Wall Street Journal or such other source as Company's board of directors deems reliable. Such Options will vest according to the following schedule: 2.083% per month during each of the first 12 months following the grant and 12.5% on each subsequent six-month anniversary.

            (e) The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect generally, and as communicated to Executive, from time to time with respect to travel, entertainment and other business expenses, subject to the Company's reasonable requirements with respect to reporting and documentation of such expenses.

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            (f) The Company shall deduct from any payments to be made by it to the Executive under this Agreement any amounts required to be withheld in respect of any Federal, state or local income or other taxes.

SECTION 4. POSITION AND DUTIES.

            (a) During the Employment Period, the Executive shall initially serve as Senior Vice President of West Coast Operations, and shall report to the SVP of Worldwide Operations with dotted line reporting to the CEO of Company. The Executive shall perform his duties at the Company's Encino, California offices, or such other offices in the Los Angeles area as designated by the Company. The Executive acknowledges and agrees that he owes a fiduciary duty of loyalty to the Company to discharge his duties and otherwise act in a manner consistent with the best interests of the Company or its subsidiaries.

            (b) During the Employment Period, the Executive shall devote his best efforts and full working time, attention and energies to the performance of his duties and responsibilities under this Agreement (except for periods of leave or vacation to which he is entitled pursuant to Section 3(a) and except for illness or incapacity). During the Employment Period, the Executive shall not unreasonably engage in any business activity which, in the reasonable judgment of the Board or the board of directors of Company (excluding the Executive if he should be a member of the Board at the time of such determination), conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

SECTION 5. TERMINATION.

            (a) Termination Date. The Executive's employment under this Agreement shall terminate upon the earliest to occur (the date of such occurrence being the "TERMINATION DATE") of (i) the effective date of the Executive's resignation (a "RESIGNATION"), (ii) the Executive's death or Disability (an "INVOLUNTARY TERMINATION"), (iii) the effective date of a termination of the Executive's employment for Cause (a "TERMINATION FOR CAUSE"),
(iv) the effective date of a termination of the Executive's employment for reasons that do not constitute Cause (a "TERMINATION WITHOUT CAUSE"); and (v) the expiration of the Employment Term without continuation or renewal of this Agreement. The effective date of a Resignation shall be as determined under
Section 5(b); the effective date of an Involuntary Termination shall be the date of death or, in the event of a Disability, the date specified in a notice delivered to the Executive by the Company; and the effective date of a Termination for Cause or a Termination Without Cause shall be the date specified in a notice delivered to the Executive by the Company of such termination

            (b) Resignation. The Executive shall give the Company at least 30 days' prior written notice of a Resignation, with the effective date of such Resignation specified therein. The Company may, in its discretion, accelerate the effective date of the Resignation.

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SECTION 6. EFFECT OF TERMINATION; SEVERANCE.

            (a) In the event of a Termination Without Cause or an Involuntary Termination, the Executive or his beneficiaries or estate shall have the right to receive the following, provided however, that in order to receive any amounts pursuant to Sections 6(a)(ii) and 6(a)(iv), Executive must provide Company with an effective release and waiver agreement releasing any and all claims against the Greenfield Entities and not revoke or be in breach of such agreement (a copy of such release, which shall be conformed to California law is attached as EXHIBIT A):

                  (i) the unpaid portion of the Base Salary, computed on a pro rata basis to the Termination Date;

                  (ii) Base Salary for the period beginning on the Termination Date and ending one year after the Effective Date of this Agreement, promptly payable in full within fifteen (15) days of such Termination; with any other remaining obligations being met by Company when due; provided, however, that in the event of a breach by the Executive of
      Section 7 or 8 on or after the Termination Date, the provisions of Section 10 shall apply;

                  (iii) reimbursement for any expenses for which the Executive shall not have been previously reimbursed, as provided in Section 3(d); and

                  (iv) the portion of any bonus payable in accordance with
      Section 3(b) for the calendar year in which such termination occurs, pro rated through the date of such termination on a per diem basis, payable after the end of the calendar year when paid to other members of senior management; provided, however, that in the event of a breach by the Executive of Section 7 or 8 on or after the Termination Date, the provisions of Section 10 shall apply;

            (b) In the event of a Termination for Cause, a Resignation or the expiration of the Employment Term without continuation or renewal of this Agreement, the Executive or his beneficiaries or estate shall have the right to receive the following:

                  (i) the unpaid portion of the Base Salary, computed on a pro rata basis to the Termination Date; and

                  (ii) reimbursement for any expenses for which the Executive shall not have been previously reimbursed, as provided in Section 3(d).

                  (iii) payment of any other sums and compliance with any other obligation by Law or Contract due Executive.

            (c) Upon any termination, neither the Executive nor his beneficiaries or estate shall have any further rights under this Agreement or any rights arising out of this Agreement other than as provided in Sections 6(a) and (b) above.

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SECTION 7. NONDISCLOSURE OF CONFIDENTIAL INFORMATION; INVENTIONS AND PATENTS.

            The Executive shall execute and comply with the Employee Invention Assignment and Confidentiality Agreement ("CONFIDENTIALITY AGREEMENT"), the form of which is attached hereto as EXHIBIT B and incorporated by reference in this Agreement.

SECTION 8. POST-EMPLOYMENT RESTRICTIONS.

            The Executive acknowledges and agrees with the Greenfield Entities that, during the course of the Executive's employment with the Company, the Executive has had and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Greenfield Entities which relationships constitute goodwill of the Greenfield Entities, and that they would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such goodwill. Accordingly, the Executive agrees as follows:

            (a) The Executive covenants and agrees that, during the period commencing with the Effective Date and ending on the second anniversary of the date on which the Executive ceases to be employed by the Company for any reason whatsoever, the Executive will not, directly or indirectly, either for himself or for any other person or entity (i) solicit any employee of the Greenfield Entities to terminate his or her employment with the Greenfield Entities or employ any such individual during his or her employment with the Greenfield Entities and for a period of one year after such individual terminates his or her employment with the Greenfield Entities, (ii) solicit any customer of the Greenfield Entities to purchase or distribute information, products or services of or on behalf of the Executive or such other person or entity that are competitive with the information, products or services provided by the Greenfield Entities, or (iii) take any action that will cause injury to the business relationships between the Greenfield Entities or any of their employees and any lessor, lessee, vendor, supplier, customer, distributor, employee, consultant or other business associate of the Greenfield Entities as such relationship relates to the conduct of their business. To the extent that the covenant provided for in this Section 8(a) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

            (b) The Executive believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder or as described in the recitals hereto, to clearly justify the restrictions in this Section which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from otherwise earning a living.

SECTION 9. INSURANCE.

            The Company may, for its own benefit, maintain "keyman" life and disability insurance policies covering the Executive. The Executive will cooperate with the Company and

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provide such information or other assistance as the Company may reasonably request in connection with the Company obtaining and maintaining such policies.

SECTION 10. ENFORCEMENT.

            Because the Executive's services are unique and because the Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Greenfield Entities or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction in New York, N.Y. for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Greenfield Entities, if the Executive violates any provision of the foregoing Sections 7 or 8 or of the Confidentiality Agreement, any payments then or thereafter due from the Company to the Executive pursuant to Sections 6(a)(ii) and 6(a)(iv) shall be terminated forthwith, subject to a court of Law ruling that such violation occurred and the Greenfield Entities' obligation to pay and the Executive's right to receive such payments shall terminate and be of no further force or effect, in each case without limiting or affecting the Executive's obligations under such Sections 7 or 8 or the Greenfield Entities' other rights and remedies available at law or equity. The Company's failure to pay to the Executive any sums why may be due pursuant to Sections 6(a)(ii) and 6(a)(iv) during the pendency of such dispute shall not give rise to additional damages.

SECTION 11. REPRESENTATIONS.

            Each party hereby represents and warrants to the other party that
(a) the execution, delivery and performance of this Agreement by such party does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which such party is a party or any judgment, order or decree to which such party is subject, except for the existing employment contract which is to be terminated prior to execution hereof, and (b) upon the execution and delivery of this Agreement by such party, and prior termination of the existing employment contract, this Agreement will be a valid and binding obligation of such party, enforceable in accordance with its terms, except as enforcement hereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors rights generally or by general principles of equity. In addition, the Executive represents and warrants to the Company that the Executive is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity. The Company and the Executive, subject to execution by all the parties hereto, hereby terminate all existing employment or consulting agreements between them, if any, to the extent such agreements may be in effect after the date hereof.

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SECTION 12. DEFINITIONS.

            "BOARD" shall mean the board of directors of the Company.

            "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday, or a day on which banking institutions in New York are not required to be open.

            "CAUSE" shall mean (i) the Executive's breach of any of the terms of this Agreement; (ii) the conviction of a crime or entry of a plea of nolo contender involving fraud, theft or dishonesty by the Executive; (iii) the Executive's disregard of lawful instructions of the Board or superiors (if any), so long as conflicting instructions are not given and for so long as the conflict is not resolved, (iv) violation of written policies of the Company which are transmitted to Executive; (v) the use of alcohol or drugs by the Executive to an extent that, in the good faith determination of the Board, such use interferes in any manner with the performance of the Executive's duties and responsibilities; (vi) the conviction of the Executive for violating any law constituting a felony (including the Foreign Corrupt Practices Act of 1977) or
(vii) any other act or omission that constitutes cause under applicable law.

            "DISABILITY" shall mean the physical or mental inability of the Executive (i) to substantially perform, with any reasonable accommodation required by relevant law, all of his duties under this Agreement for a period of 90 consecutive days or longer or for any 90 days in any period of 365 consecutive days, or (ii) that, in the opinion of a physician selected by the Board (excluding the Executive if the Executive is a member of the Board at such time) is likely to prevent the Executive from substantially performing, with any reasonable accommodation required by relevant law, all of his duties under this Agreement for more than 90 days in any period of 365 consecutive days.

SECTION 13. GENERAL PROVISIONS.

            (a) Severability. It is the desire and intent of the Parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies of the State of Delaware. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction in New York, N.Y. to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement.

            (b) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and sufficient if (i) delivered personally, (ii) delivered by certified United States Post Office mail, return receipt requested, (iii) telecopied or (iv) sent to the recipient by a nationally-recognized overnight courier service (charges prepaid) and addressed to the intended recipient as set forth below:

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            (a) if to the Executive, to:

                      Lance Suder
                      26615 Lightfoot Place
                      Rancho Palos Verdes, CA  90275

                with a copy to:

                      Dicker & Dicker, LLP
                      Attention: Howard W. Dicker
                      Dicker& Dicker
                      16530 Ventura Boulevard, Suite 609Encino, California 91436

            (b) if to the Company, to:

                      Greenfield Online, Inc.
                      21 River Road
                      Wilton, Connecticut 06897
                      Attention: Dean A. Wiltse, President and CEO
                      Telecopier: (203) 846-5749

                with copies to:

                      General Counsel
                      Greenfield Online, Inc.
                      21 River Road
                      Wilton, Connecticut 06897
                      Telecopier: (203) 846-5749

or such other address as the recipient party to who notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by mail, on the third Business Day following such mailing, (c) if telecopied, on the date telecopied if transmission is confirmed by telephone, and (d) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch.

            (c) Entire Agreement. This Agreement and the documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way provided that Executive's obligations under this Agreement are in addition to and not in lieu of Executive's obligations under the Confidentiality Agreement.

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            (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company and their respective successors, assigns, heirs, representatives and estate, as the case may be; provided, however, that the obligations of the Executive under this Agreement shall not be assigned without the prior written consent of the Company.

            (f) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

            (g) Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties consent to the jurisdiction of the state or federal court located in New York, New York.

            (h) Descriptive Headings; Nouns and Pronouns. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

            (i) Effectiveness. This Agreement shall become effective when executed by both parties (the "EFFECTIVE DATE").

                                    * * * * *

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            IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first written above.

GREENFIELD ONLINE, INC                     EXECUTIVE

By: /s/ Jonathan A. Flatow                 By: /s/ Lance Suder
    -------------------------------            ---------------------------------
     Name: Jonathan A. Flatow
     Title: General Counsel                    Date:  2/8/05
     Date: 2/8/05

Signature Page to Lance Suder Employment Agreement

                                    EXHIBIT A

                             SETTLEMENT AND RELEASE
                                    AGREEMENT

This RELEASE AGREEMENT ("Agreement") with an Effective Date of January 4, 2005,
is entered into by and between             (Hereinafter "" or "Releasor"), and
Greenfield Online, Inc., a Delaware corporation with its principal offices at 21 River Road, Wilton, Connecticut, (Hereinafter "GFOL" or "Releasee" and together with the other entities listed in Section 4 the "Released Parties").

WHEREAS: Executive [insert reason for termination]; and,

WHEREAS: In order to settle any claims which Executive may have against the Released Parties arising from or related to Executive's employment with GFOL, or otherwise, and to provide for the terms and conditions surrounding Executive's separation from employment with GFOL, the parties have agreed to the terms and provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and the payments to be made pursuant hereto, the sufficiency of which is recognized by both parties, the parties agree as follows:

1. NO WRONG DOING: The parties agree that the execution and performance of this Agreement is not a recognition or admission of any wrongdoing on the part of GFOL or Executive, and that each party asserts that neither it nor any of the Released Parties has committed any wrongdoing, violated any agreement, contract, law, regulation or ordinance in connection with the other.

2. ADEQUACY OF CONSIDERATION: The parties agree that the consideration paid and to be paid under this is Agreement is adequate to support the performance of both party's obligations and duties hereunder. Executive agrees that the consideration provided to him under this Agreement is beyond that which he would be entitled to under his Employment Agreement with GFOL, and any GFOL plan, policy or practice. Each party agrees not to contest the validity of this Agreement on the basis of a lack of consideration or on the basis of the insufficiency of the consideration.

3. CONSIDERATION: In consideration of the promises made by Executive and the Release given by Executive to the Released Parties, herein, GFOL agrees to make the following payment on Executive's behalf, subject to the terms of this Agreement:

      a. Prompt payment when due of all sums required under the Employment Agreement between Executive and Company.

      b. Future Payments: Upon Executive's return of all Company (and any of its affiliates') property, (including all automobiles, computers, electronic equipment of any kind, computer software, keys, key cards, credit cards, identification tags, documents, data and other proprietary material), and all other materials required to be returned under the terms of his Employment Agreement, receipt of a copy of this Agreement fully executed and upon the expiration of the rescission period, GFOL will pay Executive [severance due under contract] minus required withholdings. Such payment will be made via direct deposit and shall take place from the date the Agreement is fully executed and the rescission period has expired. In the event of a breach by Executive of the provisions of this Agreement or the Employment Agreement which is attached hereto and incorporated herein, Executive shall forfeit the right to any additional Conditional Future Payments. It is agreed that Executive will not be accruing any vacation or sick days during this period.

      c. Accrued Vacation Pay. Executive has used __ days of his ___ accrued days of vacation for 2005, and has or will immediately have received full compensation for unused vacation herewith.

      d. Withholdings and Timing. All payments pursuant to this Release shall be subject to required state, federal and local withholdings.

      e. Options: As of the date of Termination Releasor has been granted options to purchase XXXX shares of GFOL's common stock, par value $0.0001 (the "Options"), of which XXXX are vested and exercisable. Releasor acknowledges that all vesting of unvested Options ceased as of the Termination date and Releasor has 90 days from the Termination date to properly exercise the vested Options.

4. RELEASE: Except for the Payments provided for in Section 3 above, Executive, irrevocably and unconditionally, releases and forever discharges GFOL, and its executors, administrators, successors, assigns, officers, shareholders, employees, and directors, subsidiaries and divisions (the "Released Parties"), from and against any and all actions, liabilities, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, obligations, taxes, costs and expenses, claims or demands (hereinafter "Claims") whatsoever, in law or equity, against the Released Parties he might now have, own or hold, or at any time heretofore ever had, owned or held, or could, shall, or may hereafter have, own or hold, whatsoever, upon or by reason of any manner, cause or thing, act or omission, or circumstance whatsoever whether based on contract, tort, statute, law, ordinance, executive order, tort, express or implied contract, public policy or other legal or equitable theory of recovery, whether known or unknown, at any time prior to the date of this Agreement. This Release also covers any Claims that Executive may have, known or unknown arising from or related to any federal, state or local fair employment practices or other employee rights or civil rights statutes, including but not limited to, Title VII of the Civil Rights Act or 1964, as amended, the Age Discrimination in Employment Act of 1967 ("ADEA", 29 U.S.C. sec 621 et seq.), the

      Connecticut Family Medical Leave Act (Title 31, Chapter 557, Sec. 31-51kk et seq.), the Older Workers Benefit Protection Act of 1990, as amended, the Civil Rights Act of 1866, the Employee Retirement Security Act of 1974, the Rehabilitation Act of 1973, as amended, the Medical Leave Act of 1993, as amended, the Elliott-Larsen Civil Rights Act, as amended, the Americans with Disabilities Act, The Connecticut Fair Employment Practices Act (Title 46A, Chapter 814c Section 46a-51 et seq. of the Connecticut General Statutes).

5. NON-DISPARAGEMENT: In addition to and not in substitution of the provisions of his Employment Agreement, Executive agrees that he shall not disparage, nor encourage any third party, to disparage GFOL and/or any Released Party. GFOL agrees that it shall not disparage Executive nor encourage any third party to disparage Executive. If GFOL receives any request for an employment reference for Executive, consistent with the Conn. Personnel Files Act, Conn. Gen. Stat.Sections 31-128e et seq., GFOL will provide only the inclusive dates of Executive's employment, the job title for the last job position held by her, and his last rate of pay. GFOL shall provide no other information in response to reference requests for Executive, unless required by law or pursuant to written authorization by Executive. GFOL will not contest any claim made by Executive for unemployment compensation. In addition to the information provided for above, GFOL and Executive may issue the following public statement regarding Executive's resignation:

            STATEMENT HERE

6. AVAILABILITY OF COUNSEL: Each party has had the full and complete opportunity to discuss and review the terms and provisions of this Agreement with the counsel of their choice. Executive and GFOL both represent and warrant to the other that (i) their execution of this Agreement has been undertaken knowingly, intelligently and with the full opportunity to review the same with their attorneys, (ii) that they have each occupied a position of equal bargaining power in the negotiation of the terms of this Agreement, (iii) all parties have participated in the negotiation and preparation of this Agreement at all times from the commencement of negotiations through the execution hereof and the resulting documents shall not be construed more strictly against any one of the parties than any other. Executive further represents that: (iv) he was advised by GFOL of his right to consult with an attorney of his own choice and at his own expense prior to signing this Agreement and has had the opportunity to review this Agreement with such an attorney, (v) he was given at least twenty-one (21) days to consult with an attorney and to consider this Agreement; and if he signs this Agreement prior to the expiration of twenty-one (21) days, he has done so voluntarily and of his own free will, (vi) he has read this entire Agreement and fully understands its terms, (vii) he is voluntarily entering into this Agreement of his free will and deed, free from any coercion of any kind by GFOL or any GFOL personnel and with a full understanding and appreciation of these acts and their ramifications, (viii) he would not otherwise be entitled to the Payments and the other consideration described herein without providing GFOL with the foregoing Release, and (ix) in signing this Agreement, he has not relied on any representations, promises, or agreements of any kind made to him, except GFOL's promise to pay the Conditional Future Payments and other benefits described herein.

7. This Agreement shall not become effective or enforceable until seven (7) days following its execution by Executive. Prior to the end of this seven
      (7)-day period, Executive may revoke his assent to this Agreement. Any revocation must be in writing and delivered to Jonathan Flatow, General Counsel, Greenfield Online, Inc., 21 River Road, Wilton, CT 06897, within the seven (7)-day period. If Mr. Flatow does not receive a written revocation before the end of this seven (7)-day period, this Agreement will become fully enforceable at the end of this seven (7)-day period. Executive understands that if he revokes this Agreement, he will not be entitled to a portion of the consideration described in this Agreement.

8. MISCELLANEOUS: Each party shall bear all of the cost of any legal counsel engaged to prepare or review this Agreement. In any action between the parties relating to this Agreement, the prevailing party shall recover its reasonable attorney fees from the non-prevailing party.

      a. Entire Agreement: This Agreement constitutes the entire understanding and agreement of the parties with regard to the matters covered hereby, and no representations, documents, promises or agreements, oral or otherwise, trade usage, or course of conduct between the parties not embodied herein will be of any force or effect.

      b. Prior Agreement: Except for the provisions of the Employment Agreement this Agreement supersedes any other prior agreements, commitments and obligations between the respective parties and any such prior agreement, commitment or obligation is hereby canceled and has no further force and effect. This Agreement does not waive any claims that either party may have against the other which arise after the Effective Date of this Agreement.

      c. Law; Venue; Jurisdiction: This Agreement will be governed and construed in accordance with the laws of the State of Delaware.. Any action or proceeding brought by either party, hereto, which is related to this Agreement, shall be brought in a State court having proper subject matter jurisdiction and located within New York, N. Y.

      d. Modification; Headings: This Agreement cannot be altered or modified except by a written document signed by both parties. Captions used herein are for convenience only, are not a part of this Agreement, and shall not be used in construing it.

      e. No Waivers: No failure by either party to exercise any power given it under this Agreement, or to insist upon strict compliance by the other party of any obligation hereunder, and no custom or practice of the parties at variance with the terms of this Agreement will constitute a waiver of the party's right to demand exact compliance with the terms hereof.

      f. Non-Exclusive: No remedy made available to any party by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to every other available remedy.

      g. Severability: If any provision of this Agreement or the application thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties.

      h. Rules of Construction: The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

      i. Counterparts: This Agreement may be executed in counterparts, which, when taken together as a whole shall constitute one agreement.

      j. Confidentiality: The existence, nature and terms of this Agreement and the reasons communicated for the elimination of Releasor's position shall be considered Confidential Information pursuant to the Non-Disclosure and Confidentiality provisions of the Employment Agreement entered into by Releasor, and shall not be disclosed at any time.

                         **** Signature pages follow****

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals to this SETTLEMENT AGREEMENT AND RELEASE on the date set next to their names.

In the presence of

                                           EXECUTIVE

___________________________________
                                           _____________________________________

___________________________________

STATE OF CONNECTICUT                )
                                    ( ss:                         , 2005
COUNTY OF                           )

      Personally appeared EXECUTIVE, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.

                                           ____________________________________
                                           Notary Public

In the presence of
                                          RELEASEE
                                          GREENFIELD ONLINE, INC,

___________________________________
                                          By___________________________________
                                          Jonathan A. Flatow
                                          Its Vice President and General Counsel

___________________________________

STATE OF CONNECTICUT                )
                                    ( ss:
                                                                    , 2005
COUNTY OF FAIRFIELD                 )

      Personally appeared JONATHAN A. FLATOW, Vice President and General Counsel of GREENFIELD ONLINE, INC., signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed as such officer, and the free act and deed of said corporation, before me.

                                           _____________________________________
                                           Commissioner of the Superior Court

                        EXHIBIT B TO EMPLOYMENT AGREEMENT

                             GREENFIELD ONLINE, INC.
           EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

      In consideration of and as a condition of my employment with Greenfield Online, Inc. (the "COMPANY"), I hereby agree with the Company as follows:

      1. PURPOSE OF AGREEMENT. I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its Proprietary Information (as defined in Section 7), its rights in Inventions (as defined in Section 2) and in all related intellectual property rights. Accordingly, I am entering into this Employee Invention Assignment and Confidentiality Agreement ("AGREEMENT") as a condition of my employment with the Company, whether or not I am expected to create inventions of value for the Company.

      2. DISCLOSURE OF INVENTIONS. I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets ("INVENTIONS") that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of my employment, and whether or not such Inventions are patentable, copyrightable or protectible as trade secrets.

      3. WORK FOR HIRE; ASSIGNMENT OF INVENTIONS. I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment are "works for hire" under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. I agree that all Inventions that (i) are developed using equipment, supplies, facilities or trade secrets of the Company; (ii) result from work performed by me for the Company; or (iii) relate to the Company's business or current or anticipated research and development (collectively, "ASSIGNED INVENTIONS"), will be the sole and exclusive property of the Company and are hereby irrevocably assigned by me to the Company.

      4. LABOR CODE 2870 NOTICE. I have been notified and understand that the provisions of Sections 3 and 5 of this Agreement do not apply to any Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

      ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUALLY OR DEMONSTRABLY

      ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER, OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870(a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

      5. ASSIGNMENT OF OTHER RIGHTS. In addition to the foregoing assignment of the Assigned Inventions to the Company, I hereby irrevocably transfer and assign to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Assigned Invention; and (ii) any and all Moral Rights (as defined below) that I may have in or with respect to any Assigned Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Assigned Invention, even after termination of my work on behalf of the Company. "MORAL RIGHTS" means any rights to claim authorship of an Invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

      6. ASSISTANCE. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Assigned Inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this section will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company's request on such assistance. If Executive refuses to execute any required document, after fifteen
(15) days prior written request documenting the reasons for such required execution then and in that event, subject to the request being reasonable, and Executives failing to document the reasons why the Executive shall not execute the document, in such event he does hereby appoint the Secretary of the Company as my his attorney-in-fact to execute documents on his behalf for this purpose. Executive reserves his rights to proceed against the Company for any improper use of its rights under this Section 6.

      7. PROPRIETARY INFORMATION.

            7.1 DEFINITION. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company or to the business of any Company, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence (collectively, "PROPRIETARY INFORMATION"). Proprietary Information includes, but is not limited to, Inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information, customer lists and domain names.

            7.2 CONFIDENTIALITY. At all times, both during my employment and after its termination, I will keep and hold all Proprietary Information in strict confidence and trust. I will not use or disclose any Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. Upon termination of my employment with the Company, or earlier if requested, I will promptly deliver to the Company, without retaining copies, all documents and materials of any nature pertaining to my work with the Company. I will not take with me any such documents or materials or copies thereof. I also shall return to the Company all other property of the Company.

      8. EXCEPTION TO PROPRIETARY INFORMATION AND CONFIDENTIALITY AS SAME ARE DEFINED AND USED HEREIN. Notwithstanding anything contained herein to the contrary it is understood and agreed hereby that any procedures, inventions, marketing plans, business strategies, financial information, forecasts and domain names that are generally known to the public, other than as a result of a breach of this Agreement or the breach of any other law or agreement regarding confidentiality or the protection of trade secrets, shall be excepted from and not controlled by the Confidentiality and Proprietary definitions, requirements and limitations herein with respect to Executive.

      9. NO BREACH OF PRIOR AGREEMENT. I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment, proprietary information, confidentiality or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials or intangibles of a former employer or third party that are not generally available to the public or have not been legally transferred to the Company.

      10. EFFORTS; DUTY NOT TO COMPETE. I understand that my employment with the Company requires my undivided attention and effort during normal business hours. While I am employed by the Company, I will not, without the Company's express prior written consent, provide services to, or assist in any manner, any business or third party which competes with the current or planned business of the Company.

      11. NOTIFICATION. I hereby authorize the Company to notify my future employers of the terms of this Agreement and my responsibilities hereunder.

      12. NON-SOLICITATION. During my employment with the Company and for a period of one (1) year thereafter, I will not directly or indirectly (a) solicit or hire away employees or consultants of the Company for my own benefit or for the benefit of any other person or entity; or (b) solicit or take away suppliers or customers of the Company if the identity of the supplier or customer or information about the supplier or customer relationship is a trade secret or is otherwise deemed confidential information within the meaning of California law.

      13. INJUNCTIVE RELIEF. I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement. In any action to enforce this Agreement, I consent to the jurisdiction of any state or federal court in Los Angeles County, California.

      14. GOVERNING LAW; SEVERABILITY. This Agreement will be governed by and interpreted in accordance with the internal laws of the State of California, without regard to or application of choice-of-law rules or principles. In the event that any provision of this Agreement is found by a court, arbitrator or other tribunal to be illegal, invalid or unenforceable, then such provision shall not be voided, but shall be enforced to the maximum extent permissible under applicable law, and the remainder of this Agreement shall remain in full force and effect. The prevailing party in any action to enforce this Agreement shall be entitled to recover its attorneys' fees and costs.

      15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

      16. PROTECTION OF AFFILIATES. I understand that this Agreement is intended to and shall protect the Company's affiliated companies, including all Company and subsidiary corporations and other entities.

      17. "AT WILL" EMPLOYMENT. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that I am an "at will" employee of the Company and that my employment can be terminated at any time, for any reason or for no reason, by either the Company or myself. This Agreement shall be effective as of the first day of my employment by the Company, which is
February    , 2005.

EXECUTIVE                                  GREENFIELD ONLINE, INC.
                                           THE COMPANY

___________________________________        By__________________________________
Lance Suder                                        _________________(print name)
DATE: ____________, 2005                           Its: ____________
                                           DATE: ____________, 2005

                       SCHEDULE A TO EMPLOYMENT AGREEMENT

                             GREENFIELD ONLINE, INC.

SVP West Coast Operations

Salary = $200,000

Bonus potential at 100% = $160,000

100% of Bonus or $160,000 is based on the EPS target bonus program for senior executives to be established by the Compensation Committee of the Board of Directors

No bonus is due if the Company fails to meet 105% of the high end of its quarterly revenue guidance or 105% of its quarterly EBITDA guidance. The BU bonus attainment is to be paid quarterly but at a rate of 50% of what is earned. The remaining 50% will be paid at the end of the year if the total annual target is reached. If the target is exceeded then the bonus dollar potential grows at the same percentage as the overachievement percentage of the target. No bonus is due unless 80% of the target is attained. The bonus dollars to be paid at a level below 100% are the same as the attainment percentage. The EPS bonus is to be paid according to the Board plan that is to be determined.